Centrue Financial Corporation Announces Second Quarter 2010 Results

ST. LOUIS, MO -- (Marketwire - August 12, 2010) - Centrue Financial Corporation (NASDAQ: TRUE)

Highlights

--  Earnings: Second quarter 2010 net loss of $3.9 million compared to first quarter 2010 net loss of $6.3 million and second quarter 2009 net loss of $16.2 million.
--  Risk-Based Capital Ratios: All regulatory capital ratios at the
    Company and unit Centrue Bank exceeded regulatory "well-capitalized"
    levels as of June 30, 2010. Total Company risk-based capital ratio and tier 1 leverage ratio was 10.72% and 6.01%, respectively. Total
    Centrue Bank risk-based capital ratio and tier 1 leverage ratio was
    11.12% and 6.86%, respectively.
--  Credit Quality: The allowance for loan losses was increased to 5.35%
    of total loans; nonperforming assets increased $3.9 million from first quarter 2010 to 8.91% of total assets; the coverage ratio (allowance for loan losses to nonperforming loans) remained relatively unchanged from first quarter 2010; quarterly provision levels exceeded net loan charge-offs by $0.6 million.
--  Balance Sheet: Total assets equaled $1.227 billion, representing decreases of $59.7 million, or 4.6%, from March 31, 2010 and
    $85.9 million, or 6.5%, from year-end 2009. Total loans equaled
    $792.3 million, representing decreases of $46.4 million, or 5.5%, from
    March 31, 2010 and $92.8 million, or 10.5%, from year-end 2009. Total deposits equaled $993.3 million, representing decreases of
    $52.9 million, or 5.1%, from March 31, 2010 and $61.4 million, or
    5.8%, from year-end 2009.
--  Net Interest Margin: The net interest margin was 2.79% for the second quarter 2010, representing decreases of 9 basis points from 2.88%
    recorded in the first quarter 2010 and 48 basis points from 3.27%
    reported in the second quarter 2009.
--  Liquidity: The Bank's liquidity improved as securities grew, while loans and wholesale funding (brokered deposits and FHLB advances)
    decreased since year-end 2009.
--  Operations: Unit Centrue Bank completed the sale of its Effingham branch to Effingham, IL based Washington Savings Bank. Washington
    Savings Bank assumed approximately $19.5 million of deposit liabilities related to the branch as well as $5.9 million of branch loans. The transaction generated a net gain on sale of $1.2 million.

Centrue Financial Corporation (the "Company" or "Centrue") (NASDAQ: TRUE), parent company of Centrue Bank, reported a second quarter net loss of $3.9 million. This compares with a net loss of $6.3 million in the first quarter of 2010 and a net loss of $16.2 million in the second quarter of 2009, which included a goodwill impairment charge of $8.5 million. The net loss per common diluted share in the second quarter 2010 was $0.73, compared to net loss of $1.11 in the first quarter of 2010 and net loss of $2.77 in the second quarter 2009. For the first half of 2010, the Company reported a net loss of $10.2 million, or $1.84 per common diluted share, compared to a net loss of $15.2 million, or $2.66 per common diluted share, for the same period in 2009.

Credit costs continued to weigh heavily on second quarter 2010 earnings, as we recorded $7.6 million in provision for loan losses largely related to asset quality deterioration in the Company's land development, construction and commercial real estate portfolio. Also contributing to the loss was a $1.9 million non-cash credit impairment charge to CDO securities and increased loan remediation costs, including collection expenses on nonperforming loans and expenses associated with maintaining foreclosed real estate. Positively contributing to earnings were gains on sale of the Effingham branch and securities.

"With improving credit quality as our top priority, we continue to focus on aggressively managing and resolving our problem assets," remarked President & CEO Thomas A. Daiber. "We are committed to strengthening core profitability as we provide the best available banking services within our communities as we have for 135 years. We continue to reposition our balance sheet to reduce risk while maintaining appropriate liquidity and well capitalized status by regulatory guidelines. During the quarter, we executed on our strategic decision to sell our Effingham branch in order to focus capital on our core markets. We have implemented an aggressive cost reduction program that includes streamlining operational functions, reducing marketing and other discretionary expenses, freezing officer salaries, eliminating annual bonuses for 2010 and reducing Board of Director fees. Further, we continue to closely monitor our loan portfolio and have increased our allowance for loan losses over the past year to reflect the changes in market and individual borrower conditions. We believe these actions were necessary steps toward minimizing potential losses and returning our company to future profitability. In addition, we believe our capital base and strengthened allowance for loan losses will be important buffers against any prolonged weakness in the economy," concluded Mr. Daiber.

Securities

Total securities equaled $307.8 million, representing increases of $22.4 million, or 7.8%, from March 31, 2010 and $32.3 million, or 11.7%, from year-end 2009. The increase was largely related to surplus liquidity initiatives. At June 30, 2010, the Company's pooled trust preferred collateralized debt obligations ("CDOs") were comprised of seven different pooled securities with an aggregate book value and estimated fair value of $9.9 million and $7.1 million, respectively. Management determined that a non-cash pre-tax charge of $1.9 million ($1.2 million after-tax) was required for other-than-temporary impairment of its trust preferred CDO portfolio.

Loans

Total loans equaled $792.3 million, representing decreases of $46.4 million, or 5.5%, from March 31, 2010 and $92.8 million, or 10.5%, from year-end 2009. This decline was related to a combination of normal attrition, pay-downs, loan charge-offs, transfers to OREO and strategic initiatives to reduce balance sheet risk. Due to economic conditions, we have also experienced a decrease in loan demand as many borrowers continue to reduce their debt.

The Company does not have any material direct sub-prime exposure as we have focused our residential real estate lending activities on providing traditional loan products to relationship borrowers in locally known markets.

Funding and Liquidity

Total deposits equaled $993.3 million, representing decreases of $52.9 million, or 5.1%, from March 31, 2010 and $61.4 million, or 5.8%, from year-end 2009. Excluding $19.5 million in deposits related to the Effingham branch sale, deposits decreased $33.4 million, or 3.2%, from March 31, 2010 and $41.9 million, or 4.0%, from year-end 2009. The net decrease from year-end 2009 was primarily related to declines in NOW accounts and time deposits on strategic initiatives to reduce higher costing in-market time deposits, brokered deposits and collateralized local public agency deposits.

The Bank's overall liquidity position improved during the second quarter 2010, largely due to a reduction in the loan portfolio, net of gross charge-offs and transfers to OREO. Also contributing was an increase in liquid assets, including excess reserves on deposit at the Federal Reserve Bank and unencumbered securities. As our assets decreased through the reduction in the loan portfolio, wholesale funding continued to decline:

--  Brokered deposits declined to $53.0 million at June 30, 2010 compared to $63.0 million at March 31, 2010 and $68.5 million at December 31,
    2009.
--  FHLB advances remained unchanged at $76.1 million at June 30, 2010 compared to March 31, 2010 and declined from $86.3 million since
    December 31, 2009.
--  The ratio of wholesale funding (brokered deposits and FHLB advances)
    to total bank funding declined to 11.6% at June 30, 2010 compared to
    11.9% at March 31, 2010 and 13.0% at December 31, 2009.

Credit Quality and Allowance for Loan Loss

The risk profile of our loan portfolio at June 30, 2010 continues to be high as we, along with many others in the industry, cope with one of the most severe recessions in decades. The asset quality metrics were not outside of expectations and were primarily related to credits we anticipated may have issues during 2010. The key credit quality metrics are as follows:

--  The Company increased its allowance for loan losses to $42.4 million, up $1.5 million from December 31, 2009. During the first six months of 2010, the allowance for loan losses increased 73 basis points to
    5.35% of total loans outstanding at June 30, 2010, compared to 4.62%
    at December 31, 2009 and 2.82% at June 30, 2009. Management evaluates the sufficiency of the allowance for loan losses based on the combined total of specific allocations, historical loss and qualitative components and believes that the allowance for loan losses represented probable incurred credit losses inherent in the loan portfolio at
    June 30, 2010.
--  The provision for loan losses for second quarter 2010 was
    $7.6 million, down from $9.4 million and $13.1 million for first quarter 2010 and second quarter 2009, respectively. The second quarter
    2010 provision was driven by an increase in nonperforming and action list loans; increase in charge-offs and losses which impacts historical loss levels; deteriorating collateral values, reflecting the impact of the adverse economic climate on the Company's borrowers;
    guarantor positions collapsing due to economic conditions; and
    increase in the level of past due loans.
--  Net loan charge-offs for the second quarter 2010 were $7.0 million, or
    0.86% of average loans, compared with $8.4 million, or 0.97% of average loans, for the first quarter 2010 and $2.2 million, or 0.22%
    of average loans, for the second quarter 2009. The level of the provision for loan losses recognized was 108.6% of net loan charge offs in the second quarter 2010, 111.9% of net loan charge-offs in the first quarter 2010 and 595.5% in the second quarter 2009. Loan charge-offs during the second quarter 2010 were largely influenced by the credit performance of the Company's land development, construction and commercial real estate portfolio. These charge-offs reflect management's continuing efforts to align the carrying value of these assets with the value of underlying collateral based upon more aggressive disposition strategies and recognizing falling property values. Because these loans are collateralized by real estate, losses occur more frequently when property values are declining and borrowers are losing equity in the underlying collateral. Management believes we are recognizing losses in our portfolio through provisions and charge-offs as credit developments warrant.
--  Nonperforming loans (nonaccrual, 90 days past due and troubled debt restructures) increased to $93.2 million at June 30, 2010, from $90.2 million at March 31, 2010 and $80.9 million at December 31, 2009.
    The $93.2 million recorded at June 30, 2010 included $78.3 million in nonaccrual loans and $14.9 million in troubled debt restructures. The level of nonperforming loans to end of period loans was 11.76% as of
    June 30, 2010 as compared to 10.75% as of March 31, 2010 and 9.14% as of December 31, 2009. The nonperforming loan ratio (nonperforming loans to end of period loans) was negatively impacted to a greater degree by the decrease in total loans outstanding than the increase in nonperforming loans.
--  Approximately 55.0% of total nonaccrual loans at June 30, 2010 were concentrated in land development and construction credits. The ratio of construction and land development loans to total loans decreased to 13.32% at June 30, 2010 from 13.39% at March 31, 2010 and 14.50%
    at December 31, 2009.
--  The coverage ratio (allowance for loan losses to nonperforming loans)
    was 45.49% at June 30, 2010, representing decreases from 46.40% at
    March 31, 2010 and 50.59% at December 31, 2009. Our coverage ratio has declined as many of the previously identified workout loans were placed into nonaccrual status in the second quarter of 2010 and marked to fair value.
--  Other real estate owned ("OREO") increased to $16.2 million at
    June 30, 2010, from $15.2 million at March 31, 2010 and unchanged from
    $16.2 million at December 31, 2009. During the second quarter 2010, the Company recorded valuation adjustments on OREO properties by
    $0.3 million reflective of existing market conditions and more aggressive disposition strategies.
--  Nonperforming assets (nonaccrual, 90 days past due, troubled debt restructures and OREO) increased to $109.3 million at June 30, 2010, from $105.4 million at March 31, 2010 and $97.1 million at
    December 31, 2009. The ratio of nonperforming assets to total assets was 8.91% at June 30, 2010, 8.19% at March 31, 2010 and 7.40% at
    December 31, 2009.

Management continues to diligently monitor the loan portfolio, paying particular attention to borrowers with residential and commercial real estate exposure. The prolonged period of high economic uncertainty that existed throughout 2009 continued into the second quarter of 2010. Should the economic climate deteriorate from current levels, more borrowers may experience repayment difficulty. In turn, the level of nonperforming loans, charge-offs and delinquencies will rise, requiring further increases in the provision for loan losses.

Net Interest Margin

The net interest margin was 2.79% for the second quarter 2010, representing decreases of 9 basis points from 2.88% recorded in the first quarter 2010 and 48 basis points from 3.27% reported in the second quarter 2009. The decrease in the second quarter 2010 net interest margin, as compared to the same period in 2009, was primarily due to the cost of increasing liquidity, average loan volume decline, the cost of carrying higher balances of nonaccrual loans and the impact of nonaccrual loan interest reversals. Additionally, the loan portfolio purchase accounting adjustments that were accreted into interest income related to the Company's 2006 merger expired in the first quarter 2010. Positively impacting the margin was increased utilization of interest rate floors on a majority of variable rate loans and a reduction in the Company's cost of interest-bearing liabilities due to maturity of higher rate time deposits and the decline in market interest rates. Due largely to the protracted economic downturn, the carrying cost of nonaccrual loans and the Company's interest rate sensitivity, the margin will remain under pressure throughout 2010.

Noninterest Income and Expense

Total noninterest income for the second quarter of 2010 was $2.8 million, an increase of $3.7 million, compared to $(0.9) million reported in the same period in 2009. Included in noninterest income for the second quarter of 2010 was a $1.0 million gain on sale of securities, $1.9 million of credit impairment charges on CDO securities, a $1.2 million gain related to the sale of Centrue Bank's Effingham branch, a $0.2 million valuation adjustment on mortgage servicing rights and $0.1 million related to the gain on sale of OREO and other assets. Excluding nonrecurring items from 2010 and 2009, noninterest income decreased $0.8 million or 22.9%. This net decrease largely stems from reduced consumer spending and the impact on overdraft fees and lower revenue generated from the mortgage banking business as volume has declined due to the rate environment.

Total noninterest expense for the second quarter of 2010 was $9.6 million, a decrease of $8.7 million, compared to $18.3 million recorded during the same period in 2009, which included a goodwill impairment charge of $8.5 million. Included in noninterest expense for the second quarter of 2010 was a $0.3 million valuation adjustment to OREO. Excluding the OREO valuation adjustment for the second quarter 2010 and the goodwill impairment charge from the second quarter 2009, noninterest expense levels decreased by $0.5 million, or 5.1%. The lower expense levels were attributed to reductions in various noninterest expense categories, including salaries and employee benefits, FDIC costs and reduced discretionary spending in areas such as marketing, contributions, dues and subscriptions and travel. These lower expense levels were offset by higher loan remediation costs, including collection expenses on nonperforming loans and expenses associated with maintaining foreclosed real estate.

Capital Management

As reflected in the following table, all regulatory ratios to be considered "well-capitalized" at the Company and unit Centrue Bank were exceeded as of June 30, 2010:

                               Company             Bank
                           ----------------  ----------------     Well-
                           Jun 30,  Dec 31,  Jun 30,  Dec 31,  Capitalized
                             2010     2009     2010     2009    Thresholds
                           -------  -------  -------  -------  -----------
Carrying amounts
 ($millions):
 Total risk-based capital  $  93.6  $ 114.9  $  96.0  $ 111.2
 Tier 1 risk-based capital $  74.3  $  91.9  $  84.9  $  98.3
 Tangible common equity    $  46.0  $  56.0  $ 106.6  $ 112.6

Capital ratios:
 Total risk-based capital    10.72%   11.34%   11.12%   11.13%        10.0%
 Tier 1 risk-based capital    8.51%    9.07%    9.82%    9.85%         6.0%
 Tier 1 leverage ratio        6.01%    7.10%    6.86%    7.60%         5.0%
 Tangible common equity       3.82%    4.35%    8.89%    8.78%          NA

Total capital and corresponding capital ratios decreased during the second quarter 2010 due to net operating losses and a $23.8 million deduction to tier 1 capital related to the Company's deferred tax assets. Based upon a regulatory accounting calculation standard that is not directly applicable under generally accepted accounting principles, the $23.8 million deferred tax asset deduction to tier 1 capital represents decreases of 273 basis points in the Company's total risk-based and tier 1 risk-based capital ratios and 193 basis points in the leverage ratio.

About the Company

Centrue Financial Corporation is a regional financial services company headquartered in St. Louis, Missouri and devotes special attention to personal service. The Company serves a market area which extends from the far western and southern suburbs of the Chicago metropolitan area across Central Illinois down to the metropolitan St. Louis area.

Further information about the Company is available at its website at http://www.centrue.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," or "project" or similar expressions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market areas; the Company's implementation of new technologies; the Company's ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Accompanying Financial Statements and Tables

Accompanying this press release is the following unaudited financial information:

--  Unaudited Consolidated Highlights
--  Unaudited Consolidated Balance Sheets
--  Unaudited Consolidated Statements of Income
--  Unaudited Selected Quarterly Consolidated Financial Data

Centrue Financial Corporation
Unaudited Consolidated Highlights
(In Thousands, Except Share Data)

                              Three Months Ended       Six Months Ended
                                   June 30,                June 30,
                            ---------------------   ---------------------
                               2010        2009        2010        2009
                            ---------   ---------   ---------   ---------
Operating Highlights

 Net income (loss)          $  (3,925)  $ (16,215)  $ (10,185)  $ (15,150)
 Return on average total
  assets                        (1.23)%     (4.82)%     (1.59)%     (2.23)%
 Return on average
  stockholders' equity         (15.10)     (45.09)     (19.11)     (20.97)
 Net interest margin             2.79        3.27        2.83        3.35
 Efficiency ratio               84.81       74.02       83.03       68.85

Per Share Data

 Diluted earnings (loss)
  per common share          $   (0.73)  $   (2.77)  $   (1.84)  $   (2.66)
 Book value per common
  share                     $   11.77   $   16.25   $   11.77   $   16.25
 Tangible book value per
  common share              $    8.01   $   12.25   $    8.01   $   12.25
 Diluted weighted average
  Common shares outstanding 6,043,176   6,028,491   6,043,176   6,028,097
 Period end common shares
  outstanding               6,043,176   6,043,176   6,043,176   6,043,176

Stock Performance Data

 Market price:
  Quarter end               $    2.00   $    4.43   $    2.00   $    4.43
    High                    $    3.49   $    6.89   $    4.18   $    6.95
    Low                     $    1.89   $    4.07   $    1.89   $    2.76
 Period end price to book
  value                         16.99%      27.26%      16.99%      27.26%
 Period end price to
  tangible book value           24.97%      36.16%      24.97%      36.16%

Centrue Financial Corporation
Unaudited Consolidated Balance Sheets
(In Thousands, Except Share Data)

                                                    June 30,   December 31,
                                                      2010         2009
                                                  -----------  -----------
ASSETS
  Cash and cash equivalents                       $    34,651  $    56,452
  Securities available-for-sale                       296,819      264,772
  Restricted securities                                11,027       10,711
  Loans                                               792,289      885,095
  Allowance for loan losses                           (42,378)     (40,909)
                                                  -----------  -----------
     Net loans                                        749,911      844,186
  Bank-owned life insurance                            29,877       29,365
  Mortgage servicing rights                             2,562        2,885
  Premises and equipment, net                          26,909       30,260
  Goodwill                                             15,880       15,880
  Other intangible assets, net                          6,891        7,551
  Other real estate owned                              16,182       16,223
  Other assets                                         36,060       34,399
                                                  -----------  -----------

     Total assets                                 $ 1,226,769  $ 1,312,684
                                                  ===========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
  Liabilities
     Deposits
        Non-interest-bearing                      $   114,110  $   119,313
        Interest-bearing                              879,160      935,376
                                                  -----------  -----------
          Total deposits                              993,270    1,054,689
     Federal funds purchased and securities sold
      under agreements to repurchase                   11,499       16,225
     Federal Home Loan Bank advances                   76,060       86,261
     Notes payable                                     10,711       10,796
     Series B mandatory redeemable preferred
      stock                                               268          268
     Subordinated debentures                           20,620       20,620
     Other liabilities                                 12,394       11,211
                                                  -----------  -----------
        Total liabilities                           1,124,822    1,200,070

  Stockholders' equity
     Series A convertible preferred stock                 500          500
     Series C preferred stock                          30,500       30,190
     Common stock                                       7,454        7,454
     Surplus                                           74,795       74,741
     Retained earnings                                 10,039       21,486
     Accumulated other comprehensive income               855          439
                                                  -----------  -----------
                                                      124,143      134,810
     Treasury stock, at cost                          (22,196)     (22,196)
                                                  -----------  -----------
        Total stockholders' equity                    101,947      112,614

          Total liabilities and stockholders'
           equity                                 $ 1,226,769  $ 1,312,684
                                                  ===========  ===========

Centrue Financial Corporation
Unaudited Consolidated Statements of Income
(In Thousands, Except Share Data)

                                 Three Months Ended     Six Months Ended
                                      June 30,              June 30,
                                --------------------  --------------------
                                  2010        2009       2010       2009
                                ---------  ---------  ---------  ---------
Interest income
  Loans                         $  10,773  $  13,573  $  22,021  $  27,762
  Securities
     Taxable                        1,613      2,151      3,346      4,656
     Exempt from federal income
      taxes                           258        308        536        625
  Federal funds sold and other         38         16         65         27
                                ---------  ---------  ---------  ---------
     Total interest income         12,682     16,048     25,968     33,070

Interest expense
  Deposits                          4,049      5,332      8,420     10,938
  Federal funds purchased and
   securities sold under
   agreements to repurchase            12         33         30         72
  Federal Home Loan Bank
   advances                           579        570      1,160      1,113
  Series B mandatory redeemable
   preferred stock                      4          4          8          8
  Subordinated debentures             259        274        513        564
  Notes payable                        92        119        180        281
                                ---------  ---------  ---------  ---------
     Total interest expense         4,995      6,332     10,311     12,976

Net interest income                 7,687      9,716     15,657     20,094
Provision for loan losses           7,550     13,064     16,900     15,299
                                ---------  ---------  ---------  ---------
Net interest income (loss)
 after provision for loan losses      137     (3,348)    (1,243)     4,795

Noninterest income
  Service charges                   1,299      1,599      2,719      3,056
  Mortgage banking income             167        811        486      1,509
  Bank-owned life insurance           257        259        512        515
  Electronic banking services         528        475      1,012        933
  Securities gains                  1,012        232      1,014        246
  Total other-than-temporary
   impairment losses               (3,921)   (10,082)    (5,762)   (11,290)
  Portion of loss recognized in
   other comprehensive income
   (before taxes)                   2,004      5,373      2,238      5,373
                                ---------  ---------  ---------  ---------
     Net impairment on
      securities                   (1,917)    (4,709)    (3,524)    (5,917)
  Gain on sale of OREO                  1         29         10         36
  Gain on sale of other assets      1,268         15      1,470        108
  Other income                        191        348        429        616
                                ---------  ---------  ---------  ---------
                                    2,806       (941)     4,128      1,102
Noninterest expenses
  Salaries and employee
   benefits                         3,701      4,322      7,472      8,448
  Occupancy, net                      943        905      1,731      1,770
  Furniture and equipment             519        564      1,043      1,124
  Marketing                            82        205        189        388
  Supplies and printing                98        117        196        236
  Telephone                           194        297        373        490
  Data processing                     397        392        779        762
  FDIC insurance                      853      1,094      1,707      1,339
  Loan processing and
   collection costs                   602        285      1,114        463
  Goodwill impairment                   -      8,451          -      8,451
  OREO valuation adjustment           330          -      1,987          -
  Amortization of intangible
   assets                             321        394        660        807
  Other expenses                    1,570      1,239      2,845      2,864
                                ---------  ---------  ---------  ---------
                                    9,610     18,265     20,096     27,142

Income (loss) before income
 taxes                             (6,667)   (22,554)   (17,211)   (21,245)
Income tax expense (benefit)       (2,742)    (6,339)    (7,026)    (6,095)
                                ---------  ---------  ---------  ---------
Net income (loss)               $  (3,925) $ (16,215) $ (10,185) $ (15,150)
Preferred stock dividends             478        460        951        875
                                ---------  ---------  ---------  ---------
Net income (loss) for common
 stockholders                   $  (4,403) $ (16,675) $ (11,136) $ (16,025)
                                =========  =========  =========  =========

Basic earnings (loss) per
 common share                   $   (0.73) $   (2.77) $   (1.84) $   (2.66)
                                =========  =========  =========  =========
Diluted earnings (loss) per
 common share                   $   (0.73) $   (2.77) $   (1.84) $   (2.66)
                                =========  =========  =========  =========

Centrue Financial Corporation
Unaudited Selected Quarterly Consolidated Financial Data
(In Thousands, Except Share Data)
                                      Quarters Ended
                ---------------------------------------------------------
                 06/30/10    03/31/10    12/31/09    09/30/09    06/30/09
                ---------   ---------   ---------   ---------   ---------
Statement of
 Income
 Interest
  income        $  12,682   $  13,286   $  14,840   $  15,335   $  16,048
 Interest
  expense          (4,995)     (5,316)     (5,659)     (5,927)     (6,332)
                ---------   ---------   ---------   ---------   ---------
 Net interest
  income            7,687       7,970       9,181       9,408       9,716
 Provision for
  loan losses       7,550       9,350      22,250      14,500      13,064
                ---------   ---------   ---------   ---------   ---------
 Net interest
  income (loss)
  after
  provision for
  loan losses         137      (1,380)    (13,069)     (5,092)     (3,348)
 Noninterest
  income            2,806       1,322        (457)         66        (941)
 Noninterest
  expense           9,610      10,486      10,525       8,991      18,265
                ---------   ---------   ---------   ---------   ---------
 Income (loss)
  before income
  taxes            (6,667)    (10,544)    (24,051)    (14,017)    (22,554)
 Income tax
  expense
  (benefit)        (2,742)     (4,284)     (9,534)     (5,605)     (6,339)
                ---------   ---------   ---------   ---------   ---------
 Net income
  (loss)        $  (3,925)  $  (6,260)  $ (14,517)  $  (8,412)  $ (16,215)
                =========   =========   =========   =========   =========
 Net income
  (loss) for
  common
  stockholders  $  (4,403)  $  (6,733)  $ (14,985)  $  (8,879)  $ (16,675)
                =========   =========   =========   =========   =========

Per Share
 Basic earnings
  (loss) per
  common share  $   (0.73)  $   (1.11)  $   (2.48)  $   (1.47)  $   (2.77)
 Diluted
  earnings
  (loss) per
  common share      (0.73)      (1.11)      (2.48)      (1.47)      (2.77)
 Cash dividends
  on common
  stock                NM          NM          NM          NM        0.01
 Dividend
  payout ratio
  for common
  stock                NM          NM          NM          NM          NM
 Book value per
  common share  $   11.77   $   12.46   $   13.15   $   15.54   $   16.25
 Tangible book
  value per
  common share       8.01        8.64        9.27   $   11.60   $   12.25
 Basic weighted
  average
  common shares
  outstanding   6,043,176   6,043,176   6,043,176   6,043,176   6,027,306
 Diluted
  weighted
  average
  common shares
  outstanding   6,043,176   6,043,176   6,043,176   6,043,176   6,028,471
 Period-end
  common shares
  outstanding   6,043,176   6,043,176   6,043,176   6,043,176   6,043,176

Balance Sheet
 Securities     $ 307,846   $ 285,382   $ 275,483   $ 273,085   $ 225,805
 Loans            792,289     838,700     885,095     921,340     953,894
 Allowance for
  loan losses      42,378      41,845      40,909      27,965      26,894
 Assets         1,226,769   1,286,532   1,312,684   1,338,474   1,313,529
 Deposits         993,270   1,046,233   1,054,689   1,061,543   1,034,116
 Stockholders'
  equity          101,947     106,087     112,614     127,066     131,367

Earnings
 Performance
 Return on
  average total
  assets            (1.23)%     (1.95)%     (4.31)%     (2.51)%     (4.82)%
 Return on
  average
  stockholders'
  equity           (15.10)     (22.92)     (45.81)     (25.47)     (45.09)
 Net interest
  margin             2.79        2.88        3.13        3.21        3.27
 Efficiency
  ratio (1)         84.81       81.27       75.84       71.74       74.02

Asset Quality
 Nonperforming
  assets to
  total end of
  period assets      8.91%       8.19%       7.40%       6.77%       6.19%
 Nonperforming
  loans to
  total end of
  period loans      11.76       10.75        9.14        8.32        7.10
 Net loan
  charge-offs
  to total
  average loans      0.86        0.97        1.03        1.43        0.22
 Allowance for
  loan losses
  to total end
  of period
  loans              5.35        4.99        4.62        3.04        2.82
 Allowance for
  loan losses
  to
  nonperforming
  loans             45.49       46.40       50.59       36.48       39.70
 Nonperforming
  loans         $  93,158   $  90,184   $  80,864   $  76,657   $  67,746
 Nonperforming
  assets          109,340     105,414      97,087      90,618      81,328
 Net loan
  charge-offs       7,016       8,414       9,305      13,429       2,180

Capital
 Total risk-based
  capital ratio     10.72%      11.01%      11.34%      13.16%      14.29%
 Tier 1
  risk-based
  capital ratio      8.51        8.65        9.07       10.95       12.11
 Tier 1
  leverage
  ratio              6.01        6.44        7.10        8.87        9.93
 Tangible
  common equity
  to tangible
  assets             3.82        3.95        4.35        5.34        5.75

(1) Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provisions for loan losses and total noninterest income excluding securities gains and losses and gains on sale of assets.

NM  Not meaningful.

Contact:
Thomas A. Daiber
President and
Chief Executive Officer
Centrue Financial Corporation
tom.daiber@centrue.com

Kurt R. Stevenson
Senior Executive Vice President
and Chief Financial Officer
Centrue Financial Corporation
kurt.stevenson@centrue.com